Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 12, 2026, with respect to the consolidated financial statements of Art’s-Way Manufacturing Co., Inc. included in the Annual Report on Form 10-K for the year ended November 30, 2025, which is incorporated by reference in this Registration Statement.

We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ Eide Bailly LLP

Denver, Colorado

May 13, 2026